                                                                    EXHIBIT 10.3




                         AMENDED AND RESTATED AGREEMENT

                            DATED: DECEMBER 17, 1998


                                (pound)73,000,000

                                 CREDIT FACILITY

                                       FOR

                               AZURIX EUROPE LTD.

                                       AND

                               BRISTOL WATER TRUST

                                TABLE OF CONTENTS

                                                                                                                PAGE #
                                                                                                                ------

1.       INTERPRETATION.......................................................................................... 1
         1.1      Definitions.................................................................................... 1
         1.2      Construction...................................................................................16
         1.3      Original Agreement.............................................................................17

2.       THE FACILITY............................................................................................17
         2.1      Facility.......................................................................................17
         2.2      Change of currency.............................................................................17

3.       PURPOSE AND AVAILABILITY................................................................................17

4.       REPAYMENT...............................................................................................17

5.       PREPAYMENT AND CANCELLATION.............................................................................18
         5.1      Voluntary prepayment...........................................................................18
         5.2      Additional right of prepayment and cancellation................................................18
         5.3      Mitigation.....................................................................................18
         5.4      Mandatory prepayment...........................................................................18
         5.5      Miscellaneous provisions.......................................................................19

6.       INTEREST PERIODS........................................................................................19
         6.1      Interest periods...............................................................................19
         6.2      Overrunning of repayment dates.................................................................19

7.       INTEREST................................................................................................20
         7.1      Interest rate..................................................................................20
         7.2      Due dates......................................................................................20
         7.3      Default interest...............................................................................20

8.       PAYMENTS................................................................................................20
         8.1      Place..........................................................................................20
         8.2      Currency and funds.............................................................................20
         8.3      Set-off and counterclaim.......................................................................21
         8.4      Non-business days..............................................................................21
         8.5      Partial payments...............................................................................21

9.       TAXES...................................................................................................21
         9.1      Gross-up.......................................................................................21
         9.2      Tax receipts...................................................................................22
         9.3      Refund of tax credits..........................................................................22
         9.4      Double taxation relief.........................................................................22


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


10.      ILLEGALITY..............................................................................................23

11.      REPRESENTATIONS AND WARRANTIES..........................................................................23
         11.1     Representations and warranties.................................................................23
         11.2     Status.........................................................................................23
         11.3     Powers and authority...........................................................................24
         11.4     Legal validity.................................................................................24
         11.5     Non-conflict...................................................................................24
         11.6     No default.....................................................................................24
         11.7     Authorisations.................................................................................24
         11.8     Accounts.......................................................................................24
         11.9     Litigation.....................................................................................25
         11.10    Environmental matters..........................................................................25
         11.11    Assets.........................................................................................26
         11.12    No commitment..................................................................................26
         11.13    Appointment....................................................................................26
         11.14    Payment of taxes...............................................................................26
         11.15    Investment Company Act of 1940.................................................................26
         11.16    Times for making representations and warranties................................................26
         11.17    Qualifications to representations..............................................................27

12.      UNDERTAKINGS............................................................................................27
         12.1     Duration.......................................................................................27
         12.2     Financial information..........................................................................27
         12.3     Information - miscellaneous....................................................................28
         12.4     Notification of default........................................................................28
         12.5     Accounting matters.............................................................................28
         12.6     Authorisations.................................................................................28
         12.7     Pari passu ranking.............................................................................29
         12.8     Disposals......................................................................................29
         12.9     Change of business.............................................................................29
         12.10    Distributions..................................................................................29
         12.11    Constitutional documents.......................................................................29
         12.12    Compliance with laws...........................................................................29
         12.13    Financial covenants............................................................................30

13.      DEFAULT.................................................................................................33
         13.1     Events of Default..............................................................................33
         13.2     Non-payment of principal.......................................................................33
         13.3     Breach of other obligations....................................................................34
         13.4     Misrepresentation..............................................................................34
         13.5     Cross acceleration with the(pound)736,000,000 Credit Facility..................................34
         13.6     Insolvency.....................................................................................34
         13.7     Insolvency proceedings.........................................................................34


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

         13.8     Appointment of receivers and managers..........................................................35
         13.9     Analogous proceedings..........................................................................35
         13.10    Cessation of business..........................................................................35
         13.11    Unlawfulness...................................................................................35
         13.12    Appointment....................................................................................36
         13.13    Compliance with the Act........................................................................36
         13.14    Amendments to the Act..........................................................................36
         13.15    Expropriation..................................................................................36
         13.16    Acceleration...................................................................................37

14.      EXPENSES................................................................................................37
         14.1     Initial and special costs......................................................................37
         14.2     Enforcement costs..............................................................................37

15.      STAMP DUTIES............................................................................................37

16.      INDEMNITIES.............................................................................................38
         16.1     Currency indemnity.............................................................................38
         16.2     Other indemnities..............................................................................38

17.      CHANGES TO THE PARTIES..................................................................................39
         17.1     Transfers by the Company.......................................................................39
         17.2     Transfers by the Lender........................................................................39
         17.3     Increased costs, etc...........................................................................39

18.      DISCLOSURE OF INFORMATION...............................................................................39

19.      SEVERABILITY............................................................................................40

20.      COUNTERPARTS............................................................................................40

21.      NOTICES.................................................................................................40
         21.1     Giving of notices..............................................................................40
         21.2     Addresses for notices..........................................................................40
         21.3     Facsimile notices..............................................................................41

22.      GOVERNING LAW...........................................................................................41

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THIS AMENDED AND RESTATED AGREEMENT (this "Agreement") is dated December 17,
1998 between:

(1) AZURIX EUROPE LTD., formerly known as ENRON WATER (EUROPE) PLC (Registered No. 3570749) (together with its successors and permitted assigns, the "COMPANY"); and

(2) BRISTOL WATER TRUST, a statutory business trust, organized under the laws of Delaware, U.S.A., ("Bristol," and together with its successors and permitted assigns, the "LENDER").

WHEREAS, on 29th September 1998 the Company and Enron Corp. ("Enron") entered into a (pound)73 million Senior Loan Agreement ("Original Agreement"), under which Enron provided a loan to the Company in the amount of (pound)73 million;

WHEREAS, Enron and the Company have always contemplated revising the terms of the original Agreement once the terms of other transactions then contemplated were finalised;

WHEREAS, those transactions now have been finalised;

WHEREAS, immediately prior to the execution hereof, the Company, Atlantic Water Trust, a statutory business trust organized under the laws of Delaware, U.S.A. ("Atlantic"), and Bristol entered into two Deeds of novation, pursuant to which
(i) Enron assigned and transferred all rights and obligations of Enron under the Original Agreement to Atlantic, and (ii) Atlantic assigned and transferred all such rights and obligations under the Original Agreement to Bristol; and

WHEREAS, the Company and Bristol now wish to amend and restate the Original Agreement in its entirety,

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

         "ACCEPTABLE OFFER"

         means an offer to take an assignment of the rights and obligations of the Lender under the terms of this Agreement and the other Finance Documents for a wholly cash consideration in Sterling (or in United States dollars at an exchange rate of (pound)1.00 to $1.71233) at least

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






         thereon, and (iii) all other amounts due under the Finance Documents, pursuant to the terms of which offer (i) the assignment of the Loan must be consummated, and (ii) the payment of the consideration for such assignment must be made in immediately available funds either to the Azurix Europe Indebtedness Proceeds Account (Sterling) (as defined in the Indenture), if paid in Sterling, or to the Azurix Europe Indebtedness Proceeds Account (as defined in the Indenture), if paid in United States dollars, all within one (1) Business Day after the offer is made.

         "ACCOUNTING DATE"

         means the last day of each financial quarter of the Company.

         "ACCOUNTING PERIOD"

         means any period of approximately three months or one year ending on an Accounting Date for which accounts are required to be prepared for the purposes of this Agreement.

         "ACQUISITION"

         means the acquisition by the Company of any Shares pursuant to the Offer and/or pursuant to open market purchases.

         "ACT"

         means the Water Act 1989 as consolidated by the Water Industry Act 1991 and, unless the context otherwise requires, all subordinate legislation made pursuant to it.

         "ADJUSTED CAPITAL AND RESERVES"

         has the meaning given to it in Clause 12.13 (Financial covenants).

         "AFFILIATE"

         means a Subsidiary or a Holding Company of a person and any other Subsidiary of that Holding Company.

         "APPLICABLE ACCOUNTING PRINCIPLES"

         means accounting principles and practices, which at the date of this Agreement are generally accepted in the United Kingdom and approved by the Institute of Chartered Accountants of England and Wales and which are consistent with the accounting principles and practices applied in the preparation of the audited annual consolidated accounts of the Target for and as at the end of the financial year of the Target ended 31st December, 1997.




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


         "APPOINTMENT"

         means the appointment as a water and sewerage undertaker held by a member of the Group and issued pursuant to Sections 11 and 14 of the Act, as modified or supplemented from time to time.

         "APPOINTMENT HOLDER"

         means at any time the member of the Group which then holds the Appointment.

         "APPOINTMENT UNDERTAKING"

         has the meaning given to it in the (pound)736,000,000 Credit Facility.

         "AUDITORS"

         means any "Big Five" firm of accountants or any other firm (approved under the (pound)736,000,000 Credit Facility or any Successor Agreement) of independent public accountants of international standing recognised and authorised by the Institute of Chartered Accountants of England and Wales which is appointed by the Company to audit the consolidated annual accounts of the Company.

         "BORROWING"

         means at any time the aggregate (without double counting) of the following:

         (a) the outstanding principal amount of any moneys borrowed and any outstanding overdraft debit balance;

         (b) the outstanding principal amount of any debenture, bond, note, loan stock or other security;

         (c) the outstanding principal amount of any acceptance under any acceptance credit opened by a bank or other financial institution;

         (d) the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis);

         (e) the outstanding principal amount of any non-trade indebtedness arising from any advance or deferred payment (where payment is deferred for more than 180 days) agreements arranged primarily as a method of raising finance or financing the acquisition of an asset;

         (f) the capitalised element of indebtedness (other than any operating leases or rental arrangements not included on the applicable balance sheet) in respect of a lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

         (g) any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in paragraph (b) above; and

         (h) the outstanding principal amount of any indebtedness of any person of a type referred to in paragraphs (a) - (g) above which is the subject of a guarantee, indemnity or similar assurance against financial loss, but excluding any Subordinated Debt.

         "BUSINESS DAY"

         means a day (other than a Saturday or a Sunday) on which banks are open for business in London and Wilmington, Delaware, U.S.A.

         "CAPITALISATION RATIO"

         has the meaning given to it in Clause 12.13 (Financial covenants).

         "CASH FLOW"

         means, for any period for which it is being tested, Consolidated EBITDA for that period, but adjusted so as to:

         (a)      add back any taxes refunded during that period;

         (b) deduct any increase or add any reduction in working capital which occurs during that period;

         (c) deduct any taxes accrued or paid during that period (adjusted in the case of VAT for any VAT input);

         (d) deduct outflows and add inflows of cash effect resulting from any Extraordinary Items;

         (e) deduct any capital expenditure or costs or expense of a capital nature paid during that period and any other expenditure not already taken into account which is required to be paid under the Appointment, or any applicable law or regulation during the following financial quarter; and

         (f) take no account of any book profits or losses arising from the disposal of any assets.

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         "CODE"

         has the meaning given such term in the (pound)736,000,000 Credit Facility.

         "COMMITMENT"

         means (pound)73,000,000, to the extent not canceled or reduced under this Agreement.

         "CONSOLIDATED EBITDA"

         has the meaning given to it in Clause 12.13 (Financial covenants).

         "CONSOLIDATED NET INTEREST PAYABLE"

         has the meaning given to it in Clause 12.13 (Financial covenants).

         "CONSOLIDATED TOTAL BORROWINGS"

         has the meaning given to it in Clause 12.13 (Financial covenants).

         "CONSOLIDATED TOTAL INTEREST PAYABLE"

         has the meaning given to it in Clause 12.13 (Financial covenants).

         "DANGEROUS SUBSTANCE"

         means any radioactive emissions, noise, any natural or artificial substance (whether in the form of a solid, liquid, gas or vapour) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous substance or waste, gives rise to risk of causing harm to man or any other living organism or damaging the Environment or public health or welfare.

         "DEBENTURE"

         has the meaning given to it in the (pound)736,000,000 Credit Facility.

         "DEEDS OF ASSIGNMENT"

         means, collectively, the Deed of Assignment dated December 17, 1998 among the Company, Bristol and Marlin pursuant to which Bristol shall assign all of its rights under this Agreement to Marlin, and the Deed of Assignment dated December 17, 1998 among the Company, [BRISTOL,] Marlin, and the Marlin Indenture Trustee pursuant to which Marlin shall assign all of its rights under this Agreement to the Marlin Indenture Trustee.

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         "DEFAULT"

         means an Event of Default or an event which, with the giving of notice, expiry of any applicable grace period or determination of materiality by the Lender specified (in any such case) in Clause 13 (Default) (or any combination of the foregoing), would constitute an Event of Default.

         "DIRECTOR"

         means the person appointed from time to time by the Secretary of State to hold office as the Director General of Water Services for the purpose of the Act.

         "DOUBLE TAXATION TREATY"

         means any convention between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and for capital gains.

         "ENVIRONMENT"

         means any of the following media: the air (including, without limitation, the air within buildings and the air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, surface and sub-surface soil).

         "ENVIRONMENTAL CLAIM"

         means any claim by any person:

         (a) in respect of any loss or liability suffered or incurred by that person as a result of or in connection with any violation of Environmental Law; or

         (b) that arises as a result of or in connection with Environmental Contamination and that could give rise to any remedy or penalty (whether interim or final) that may be enforced or assessed by private or public legal action or administrative order or proceedings, including, without limitation, any such claim arising from injury to persons, property or natural resources.

         "ENVIRONMENTAL CONTAMINATION"

         means each of the following and their consequences:

         (a) any release, emission, leakage or spillage of any Dangerous Substance at or from any site owned, occupied or used by any member of the Group into any part of the Environment; or

         (b) any accident, fire, explosion or sudden event at any site owned, occupied or used by any member of the Group which is directly or indirectly caused by or attributable to any Dangerous Substance; or

         (c)      any other pollution of the Environment.

         "ENVIRONMENTAL LAW"

         means all applicable laws (including, without limitation, common law), regulations, directing codes of practice, circulars, guidance notices and the like having legal effect (whether in the United Kingdom or elsewhere) concerning pollution or the protection of human health, the Environment, the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

         "ENVIRONMENTAL LICENCE"

         means any authorization required by any Environmental Law.

         "EVENT OF DEFAULT"
         means an event specified as such in Clause 13.1 (Events of default).

         "EXCEPTIONAL ITEMS"

         has the meaning given to it in Clause 12.13 (Financial covenants).

         "EXTRAORDINARY ITEMS"

         has the meaning given to it in Clause 12.13 (Financial covenants).

         "FINANCE DOCUMENT"

         means:

         (a)      this Agreement;

         (b)      a Subordination Agreement; or

         (c) any other document designated as such by the Lender and the Company.

         "FINANCIAL INDEBTEDNESS"

         means (without double counting) any indebtedness in respect of:

         (a)      moneys borrowed;

         (b)      any debenture, bond, note, loan stock or other security;

         (c)      any acceptance credit;

         (d) receivables sold or discounted (otherwise than on a non-recourse basis);

         (e) the acquisition cost of any asset to the extent payable before or more than 180 days after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

         (f) any lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

         (g) any currency swap or interest swap, cap or collar arrangement or any other derivative instrument;

         (h) any amount raised under any other transaction having the commercial effect of a borrowing or raising of money; or

         (i) any guarantee, indemnity or similar assurance against financial loss of any person.

         "GROUP"

         means at any time the Company and its Subsidiaries at that time.

         "HOLDING COMPANY"

         has the meaning given to it in Section 736 of the Companies Act 1985.

         "INDENTURE"

         means that certain Indenture dated December 17, 1998, among Marlin, Marlin Corp., and the Marlin Indenture Trustee.

         "INTEREST PERIOD"

         means a period of 6 months, except in the case of the first Interest Period hereunder which shall end on three (3) Business Days prior to June 15, 1999.

         "ISSUER CREDIT RATING"

         means the implied senior most credit rating of the Company, which:

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         (a)      is a long term credit rating;

         (b) does not rank ahead of Financial Indebtedness under the (pound)736,000,000 Credit Facility or any Successor Agreement; and

         (c) does not benefit from any guarantee, liquidity support or other credit enhancement except as contemplated by the Finance Documents (as defined in the (pound)736,000,000 Credit Facility), or as contemplated in any Successor Agreement.

         "LOAN"

         means the loan made pursuant to the Original Agreement or the principal amount outstanding of that loan.

         "LOAN NOTES"

         means any loan note offered or issued by the Company to a shareholder of the Target in connection with the Offer.

         "MARLIN"

         means Marlin Water Trust, a statutory business trust organised under the laws of Delaware, U.S.A.

         "MARLIN CERTIFICATES"

         means the certificates of Marlin Trust issued pursuant to the Marlin Trust Agreement.

         "MARLIN CORP."

         means Marlin Water Capital Corp., a corporation organised under the laws of Delaware, U.S.A.

         "MARLIN INDENTURE TRUSTEE"

         means Bankers Trust Company, and any successor to Bankers Trust Company as trustee under the Indenture.

         "MARLIN NOTE TRIGGER EVENT"

         has the meaning given to it in the Indenture.

         "MARLIN SENIOR NOTES"

         means the 7.09% Senior Notes of Marlin and Marlin Corp. issued pursuant to the Indenture.

         "MARLIN TRUST AGREEMENT"

         means the Amended and Restated Marlin Water Trust Agreement dated as of December 17, 1998 between Enron Corp., as depositor and for purposes of certain sections specified therein, and Wilmington Trust Company, as trustee.

         "MATERIAL ADVERSE EFFECT"

         means any event, occurrence or circumstance having, or being reasonably likely to have, a material adverse effect on the ability of the Company to perform and comply with its payment obligations hereunder or its obligations under Clause 12.13 (Financial covenants).

         "MATERIAL SUBSIDIARY"

         means:

         (a)      the Target;

         (b) any member of the Group (other than the Company and any Project Finance Subsidiary):

                  (i)      which is the Appointment Holder; or

                  (ii) whose pre-tax profits represent at least ten percent of the consolidated pre-tax profits of the Group; or

                  (iii) the book value of whose gross assets represents at least ten percent of the consolidated gross assets of the Group,

         and for this purpose:

                           (A) in the case of a company which itself has Subsidiaries, the calculation shall be made by using the consolidated pre-tax profits or gross assets, as the case may be, of it and its Subsidiaries;

                           (B) all calculations of consolidated pre-tax profits or gross assets shall be made by reference to:

                                    (1)     the latest accounts of the relevant
                                            company (or, as the case may be, a
                                            consolidation of the accounts of it
                                            and its Subsidiaries) used for the
                                            purpose of the then latest unaudited
                                            quarterly or audited annual
                                            consolidated accounts of the Group
                                            delivered to the Lender under Clause
                                            12.2 (Financial information); and

                                    (2)     those unaudited quarterly or, as the
                                            case may be, audited annual
                                            consolidated accounts of the Group;

                           and shall be made in accordance with the Applicable Accounting Principles; or

         (c) any member of the Group (other than the Company and any Project Finance Subsidiary) which is not otherwise a Material Subsidiary under this definition but to which any Material Subsidiary transfers, in any annual Accounting Period, all or substantially all of its assets; the Material Subsidiary from which the assets were transferred shall cease to be a Material Subsidiary unless and until it is shown to be a Material Subsidiary under any other paragraph of this definition.

         In the event of any dispute as to whether a Subsidiary is or is not at any time a Material Subsidiary the question shall be referred to the Auditors for determination according to the provisions of this definition (acting as experts at the cost of the Company) and their decision shall be conclusive and binding on the Parties in the absence of manifest error.

         "MOODY'S"

         means Moody's Investors Service, Inc. (or any of its successors).

         "OFFER"

         means the offer made for the Shares (other than the 50p preference shares then outstanding) by or on behalf of the Company to the shareholders of the Target, as such offer was amended, extended, varied and/or waived.

         "OFFER COSTS"

         means all costs, fees and expenses (including taxes or similar charges thereon) and all stamp, documentary, registration and similar taxes or charges incurred by or on behalf of the Company in connection with the Offer, including the preparation, negotiation and entry into of the Finance Documents.

         "ORIGINAL AGREEMENT"

         has the meaning given to it in the recitals hereto.

         "PARTY"

         means a party to this Agreement.

         "PERMITTED ASSIGNEES"

         has the meaning given to it in Clause 17.2 (Transfers by the Lender).

         "PERMITTED TRANSACTION"

         means:

         (a) a reconstruction, amalgamation, reorganisation, merger or consolidation of the Company or a Material Subsidiary on terms approved under the (pound)736,000,000 Credit Facility (or any Successor Agreement) and approved by the Lender;

         (b)      a disposal of assets permitted by the terms of this Agreement;
                  or

         (c) a solvent liquidation, dissolution or winding-up of a Material Subsidiary (other than the Target or the Appointment Holder) which does not have a Material Adverse Effect.

         "PROJECT FINANCE INDEBTEDNESS"

         means any Borrowing which finances the acquisition, development, ownership and/or operation of an asset:

         (a)      which is incurred by a Project Finance Subsidiary; or

         (b) in respect of which the person or persons to whom the Borrowing is or may be owed by the relevant debtor (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than to a Project Finance Subsidiary) for its repayment other than:

                  (i) recourse to the debtor for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from the asset; and/or

                  (ii) recourse to the debtor for the purpose only of enabling amounts to be claimed in respect of that Borrowing in an enforcement of any Security Interest given by the debtor over the asset or the income, cash flow or other proceeds deriving from the asset (or given by any shareholder or the like in the debtor over its shares or like interest in the capital of the debtor) to secure the Borrowing but only if:

                  (A) the extent of the recourse to the debtor is limited solely to the amount of any recoveries made on any such enforcement; and

                  (B) that person or persons are not entitled, by virtue of any right or claim arising out of or in connection with that Borrowing, to commence proceedings for the winding up or dissolution of the debtor or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the debtor or any of its assets (other than the assets the subject of that Security Interest); and/or

                  (iii) recourse to the debtor generally, or directly or indirectly to a member of the Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (other than a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available.

         "PROJECT FINANCE SUBSIDIARY"

         means any Subsidiary of the Company (other than the Appointment
         Holder):

         (a) which is a company whose principal assets and business are constituted by the ownership, acquisition, development and/or operation of an asset whether directly or indirectly;

         (b) none of whose Borrowings in respect of the financing of the ownership, acquisition, development and/or operation of an asset benefits from any recourse whatsoever to any member of the Group (other than the Subsidiary itself or another Project Finance Subsidiary) in respect of its repayment, except as expressly referred to in paragraph (b)(iii) of the definition of Project Finance Indebtedness in this Clause 1.1 (Definitions); and

         (c) which has been designated as such by the Company by notice to the Lender.

         However, the Company may give notice to the Lender at any time that any Project Finance Subsidiary is no longer a Project Finance Subsidiary, whereupon it shall cease to be a Project Finance Subsidiary.

         "QUALIFIED BANK"

         means a financial institution whose unsecured long term debt is rated "Aa3" or better by Moody's or "AA-" or better by Standard & Poor's.

         "REPAYMENT DATE"

         means three (3) Business Days prior to 15th December, 2001.

         "SECRETARY OF STATE"

         means the Secretary of State as referred to in the Act.

         "SECURITY INTEREST"

         means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

         "(pound)736,000,000 CREDIT FACILITY"

         means the Agreement for a (pound)736,000,000 Credit Facility dated 18th August 1998 between, inter alia, the Company and National Westminster Bank plc, as agent.

         "SHARE OPTION"

         means an option to acquire shares in the Target.

         "SHARE OPTION HOLDER"

         means any holder of a Share Option.

         "SHARES"

         means all the issued shares (and Share Options) in the capital of the Target.

         "STANDARD & POOR'S"

         means Standard & Poor's Rating Group (or any of its successors).

         "STANDSTILL EXPIRATION DATE"

         has the meaning given to it in the Indenture.

         "STANDSTILL PERIOD"

         has the meaning given to it in the Indenture.

         "STERLING" or "(pound)"

         means the lawful currency for the time being of the United Kingdom.

         "SUBORDINATED DEBT"

         means a separate unsecured loan to the Company from a shareholder, or an Affiliate of a shareholder, of the Company and/or any other person permitted under this Agreement which:

         (a)      has a maturity date falling after the Repayment Date;

         (b) is not capable of acceleration (other than in the event of insolvency or an insolvency proceeding) whilst any amount may be or become payable by the Company under the Finance Documents or any of the Commitment remain in effect; and

         (c) is subordinated (as regards priority of payment, ranking, rights of enforcement and all other rights) as to principal, interest and all other amounts payable on or in respect thereof and any and all claims (including for damages) related thereto to all amounts which may be or become payable by the Company under the Finance Documents, all in accordance with a Subordination Agreement.

         "SUBORDINATION AGREEMENT"

         means a subordination agreement entered, or to be entered, into by the Lender, the Company and any other person in respect of Subordinated Debt, substantially in the form of Schedule 8 to the (pound)736,000,000 Credit Facility, modified mutatis mutandis.

         "SUBSIDIARY"

         means:

         (a) a subsidiary within the meaning of Section 736 of the Companies Act 1985, as amended by Section 144 of the Companies Act 1989; and

         (b) for the purposes of Clause 12.13 (Financial covenants) and any financial information relating to the Group, a subsidiary undertaking within the meaning of Section 21 of the Companies Act 1989.

         "SUCCESSOR AGREEMENT"

         means (i) the successor credit agreement to the (pound)736,000,000 Credit Facility, in the event the (pound)736,000,000 Credit Facility is replaced in whole, and (ii) the successor credit agreement with the largest commitment (which shall be, in all cases, not less than (pound)100,000,000), in the event the (pound)736,000,000 Credit Facility is replaced in part.

         "SURPLUS CASH FLOW"

         means, for any period for which Cash Flow is calculated, Cash Flow for that period less the obligations of the Group in respect of Financial Indebtedness which are actually paid during that period plus (without double counting) any net cash balances in the Company.

         "TARGET"

         means Wessex Water Ltd., formerly named Wessex Water Plc (Registered no. 2366633).

1.2      CONSTRUCTION

(a) In this Agreement, unless the contrary intention appears, a reference to:

         (i) an order for or petition for "ADMINISTRATION" of any person includes an order or petition for the special administration of that person for the purposes of Section 24 of the Act;

                  "ASSETS" includes properties, revenues and rights of every description;

                  an "AUTHORISATION" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

                  "DOLLAR" or "U.S.$" means the lawful currency for the time being of the United States of America;

                  a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

                  (1) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

                  (2) if an Interest Period commences on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which it is to end; and

                  a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law being of a type with which the person concerned is accustomed to comply) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

         (ii) a provision of a law is a reference to that provision as amended or re-enacted;

         (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

         (iv)     a person includes its successors and permitted assigns;

         (v) a Finance Document, the (pound)736,000,000 Credit Facility, or another document is a reference to that Finance Document, the (pound)736,000,000 Credit Facility, or that other document as amended, novated, supplemented, replaced or renewed; and

         (vi)     a time of day is a reference to London time.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) If either Standard & Poor's or Moody's cease to provide ratings of the type contemplated by any Clause of this Agreement, the relevant rating agency may be replaced by another ratings agency acceptable to the Company and the Lender and references to Standard & Poor's or Moody's, as the case may be, shall be construed as references to that ratings agency.

(d) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

1.3      ORIGINAL AGREEMENT

This Agreement amends and restates the Original Agreement in its entirety and shall take effect with respect to the rights and obligations of the Company and the Lender from and after the date of this Agreement.

2.       THE FACILITY

2.1      FACILITY

Subject to the terms of the Original Agreement, the Loan was made to the Company in the aggregate amount of (pound)73,000,000.

2.2      CHANGE OF CURRENCY

If a change in any currency of a country occurs, this Agreement will be amended to the extent the Lender (acting reasonably) specifies to be necessary to reflect the change in currency and to put the Lender (and, if possible and practicable, the Company) in the same position, so far as possible, that they would have been in if no change in currency had occurred.

3.       PURPOSE AND AVAILABILITY

(a)      The Company applied the Loan in accordance with the Original Agreement.

(b) Without affecting the obligations of the Company in any way, the Lender is not bound to verify the application of the Loan.

4.       REPAYMENT

The Company shall repay the Loan in full on the Repayment Date.

5.       PREPAYMENT AND CANCELLATION

5.1      VOLUNTARY PREPAYMENT

The Company may at any time, by giving not less than 3 Business Days' prior notice to the Lender, prepay the Loan, in whole or in part (but, if in part, in a minimum amount of (pound)5,000,000 and an integral multiple of (pound)1,000,000), together with all accrued and unpaid interest hereunder and all fees, costs, or expenses, if any, then due and payable. Any prepayment hereunder is subject to Clause 16 (Indemnities).

5.2      ADDITIONAL RIGHT OF PREPAYMENT AND CANCELLATION

If the Company is required to pay any amount to the Lender under Clause 9 (Taxes), the Company may, whilst the circumstances giving rise to the requirement continue, serve a notice of prepayment and cancellation on the Lender. In this event on the date falling 5 Business Days after the date of service of the notice, the Company shall prepay the Loan in full together with all other amounts payable by it to the Lender under this Agreement.

5.3      MITIGATION

If circumstances arise which would, or would on the giving of notice, result in:

(a)      any additional amounts becoming payable under Clause 9.1 (Gross-up); or

(b)      any prepayment or cancellation under Clause 10 (Illegality),

then, without limiting the obligations of the Company under this Agreement and without prejudice to the terms of Clauses 9.1 (Gross-up) and 10 (Illegality), the Lender shall, at the request of, and in consultation with, the Company, take such reasonable steps as may be open to it to mitigate or remove the relevant circumstance, unless to do so might (in the opinion of the Lender) have a material adverse effect on its business, operations, or financial condition or be contrary to its banking policies or be otherwise prejudicial to it, and provided that the Company pays any costs incurred by the Lender in connection with such mitigation or removal.

5.4      MANDATORY PREPAYMENT

(a) Subject to Clause 5.4(b), the Company shall prepay the Loan, together with all other amounts payable by the Company under the Finance Documents upon the happening of all of the following:

         (i)      the occurrence of any Marlin Note Trigger Event, and

         (ii)     the expiration of any applicable Standstill Period; and

         (iii) the Company's receipt of notice from the Lender, at least 3 Business Days following the later to occur of the events described in Clauses 5.4(a)(i) and (ii), demanding such payment.

(b) If, during the 3 Business Day period following the later to occur of the events described in Clause 5.4(a)(i) or (ii), the Lender receives an Acceptable Offer, the Lender shall be obligated to accept such offer and shall not demand payment under Clause 5.4(a), unless the assignment pursuant to the Acceptable Offer is not timely consummated in accordance with its terms. If an Acceptable Offer and the assignment pursuant thereto are timely made and consummated in accordance with the terms of such Acceptable Offer, then all of Clauses 11 (Representations and warranties), 12 (Undertakings), and 13 (Default) (other than Clauses 13.2 (Non-payment of principal), 13.6 (Insolvency) through 13.9 (Analogous proceedings) and 13.16 (Acceleration)) shall be deemed deleted from this Agreement. If an Acceptable Offer and the assignment pursuant thereto are not timely made and consummated, the Lender shall be entitled to demand payment of the Loan pursuant to Clause 5.4(a).

5.5      MISCELLANEOUS PROVISIONS

(a)      Any notice of prepayment under this Agreement is irrevocable.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid.

(c) No prepayment is permitted except in accordance with the express terms of this Agreement.

(d)      No amount prepaid may subsequently be re-borrowed.

6.       INTEREST PERIODS

6.1      INTEREST PERIODS

The Loan will have successive Interest Periods. The first Interest Period commenced on September 29, 1998, and will end 3 Business Days prior to June 15, 1999. Subsequent Interest Periods will commence on the expiry of the preceding Interest Period.

6.2      OVERRUNNING OF REPAYMENT DATES

If an Interest Period would otherwise overrun the date when all the outstanding principal amount of the Loan has been repaid or, without limitation, prepaid, that Interest Period shall be shortened so that it ends on such date.

7.       INTEREST

7.1      INTEREST RATE

The rate of interest on the Loan for each of its Interest Periods is 6.25 percent per annum.

(b) Subject to the provisions of Clause 7.3 (Default interest), interest shall not be compounded.

(c) In calculating interest, the rate of interest (being a rate per annum) shall be deemed a rate for a 360-day year consisting of twelve 30-day months, and each month (as defined in Clause 1.2(a)(i) shall be deemed for purposes of such calculations to have 30 days.

7.2      DUE DATES

(a) Except as otherwise provided in paragraph (b) below or elsewhere in this Agreement, accrued interest on the Loan is payable by the Company on the last day of each Interest Period.

(b) The first payment of accrued interest on the Loan shall be made by the Company three (3) Business Days prior to June 15, 1999 and no accrued interest shall be payable before such date, and, subject to the provisions of Clause 7.3 (Default interest), the last payment of accrued interest on the Loan shall be made by the Company on the last day of the last Interest Period or on the date of a mandatory prepayment or acceleration pursuant to Clause 5.4 (Mandatory prepayment) or Clause 13.16 (Acceleration).

7.3      DEFAULT INTEREST

(a) If the Company fails to pay all amounts payable by it under this Agreement on the Repayment Date, it shall forthwith on demand by the Lender pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at two percent (2%) per annum in excess of the rate specified in Clause 7.1 (Interest rate).

(b)      Default interest will be compounded every 30 days.

8.       PAYMENTS

8.1      PLACE

All payments by the Company under this Agreement shall be made to the account of the Lender at such bank in the U.K. as it may notify to the Company for this purpose.

8.2      CURRENCY AND FUNDS

Payments under this Agreement to the Lender shall be made in Sterling for value on the due date at such times as the Lender may specify to the Company as being customary at the time for the settlement of transactions in Sterling.

8.3      SET-OFF AND COUNTERCLAIM

All payments made by the Company hereunder shall be made without set-off or counterclaim.

8.4      NON-BUSINESS DAYS

(a) If a payment hereunder is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

8.5      PARTIAL PAYMENTS

(a) If the Lender receives a payment insufficient to discharge all the amounts then due and payable by the Company hereunder, the Lender shall apply that payment towards the obligations of the Company hereunder in the following order:

         (i) first, at the Lender's discretion, in or towards payment pro rata of any unpaid fees, costs and expenses payable to the Lender hereunder (if any);

         (ii) secondly, in or towards payment pro rata of any principal due but unpaid under this Agreement;

         (iii) thirdly, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement; and

         (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

(b) Paragraph (a) above shall override any appropriation made by the Company.

9.       TAXES

9.1      GROSS-UP

(a) All payments by the Company hereunder (and all payments from the Azurix Europe Interest Account (Sterling) , as defined in the Indenture, and the Azurix Europe Note Proceeds Account (Sterling) as defined in the Indenture) shall be made without any deduction and free and clear of and without deduction for or on account of any taxes or other deductions, except to the extent that such deduction is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by the Company hereunder (or any payments from the Azurix Europe Interest Account (Sterling) and the Azurix Europe Note Proceeds Account (Sterling)), the Company shall pay such additional amounts as may be necessary to ensure that the Lender receives a net amount equal to the full amount which it would have received had payment not been made subject to such deduction.

(b) The Company agrees to notify the Lender promptly if it becomes aware that sub-clause 9.1(a) applies.

9.2      TAX RECEIPTS

All taxes required by law to be deducted or withheld by the Company from any amounts paid or payable hereunder shall be paid by the Company when due and the Company shall, within 15 days of the payment being made, deliver to the Lender evidence satisfactory to the Lender (including all relevant tax receipts, if available) that the payment has been duly remitted to the appropriate authority.

9.3      REFUND OF TAX CREDITS

If:

(a) the Company makes a payment under Clause 9.1 (Gross-up) (a "TAX PAYMENT") in respect of a payment to the Lender hereunder; and

(b) the Lender determines in good faith that it has obtained a refund of tax or obtained and used a credit against tax on its overall net income (a "TAX CREDIT") which the Lender is able to identify in good faith as attributable to that Tax Payment, then, if it determines, acting in good faith, that it can do so without any other adverse consequences for itself, the Lender shall forthwith reimburse the Company such amount as the Lender in its absolute discretion determines to be such proportion of that Tax Credit as will leave the Lender (after that reimbursement) in no better or worse position in respect of its worldwide tax liabilities than it would have been in if no Tax Payment had been required. The Lender shall have an absolute discretion as to whether to claim any Tax Credit (and, if it does claim, the extent, order and manner in which it does so) and whether any amount is due from it under this Clause 9.3 (Refund of tax credits) (and, if so, what amount and when). The Lender shall not be obliged to disclose any information regarding its tax affairs and computations. If the Lender reimburses the Company pursuant to this Clause 9.3 (Refund of tax credits) and the Lender subsequently determines that the Tax Credit was not available or has been withdrawn or that it was unable to use the Tax Credit in full, the Company shall reimburse the Lender such amount (not exceeding the amount originally reimbursed by the Lender) as is necessary to place the Lender in the same after-tax position as it would have been in if the Tax Credit had been obtained and fully used by the Lender.

9.4      DOUBLE TAXATION RELIEF

(a) The Lender shall (if it is able to do so and if permitted by law) as soon as reasonably practicable after the date of this Agreement (or any assignment thereof) deliver to the Company a duly completed form from the relevant tax authorities such that the Company may apply to the Inland Revenue for a direction under the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 that the Company shall, on account of the relevant Double Taxation Treaty, pay any interest due to the Lender hereunder without deduction of U.K. tax. The Lender shall, upon the reasonable request of the Company, promptly and duly (if it is able to do so and if permitted by law)) execute and deliver any and all such further instruments and documents which the Company has determined are required for the purpose of obtaining such a direction.

(b) The Company will not be liable to pay to the Lender under Clause 9.1 (Gross-up) any amount in respect of taxes levied or imposed by the U.K. or any taxing authority of or in the U. K. which it would not have been obliged to pay if the Lender had performed its obligations under paragraph (a) above to provide the forms and other instruments and documents specified therein; provided that the Lender shall be deemed to have performed its obligations under paragraph (a) above, unless, notwithstanding the Company's preparation, completion (to the extent of the Company's knowledge of the relevant facts), and delivery of all such forms, instruments and documents required to be executed and delivered by the Lender or any Permitted Assignee, the Lender or any Permitted Assignee fails to execute and deliver such forms, instruments, and documents.

10.      ILLEGALITY

If it is or becomes unlawful or contrary to any regulation in any jurisdiction for the Lender to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan, then:

(a)      the Lender shall promptly notify the Company accordingly; and

(b) the Company shall, on the latest day permitted by the relevant law or regulation, prepay the Loan together with all other amounts payable by it to the Lender under this Agreement.

11.      REPRESENTATIONS AND WARRANTIES

11.1     REPRESENTATIONS AND WARRANTIES

The Company makes the representations and warranties set out in this Clause 11 (Representations and warranties) to the Lender.

11.2     STATUS

(a) It is a private limited company, duly incorporated under the law of England and Wales, and validly existing under the Companies Act 1985; and

(b) it has the power to own its assets and carry on its business as it is being conducted.

11.3     POWERS AND AUTHORITY

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.

11.4     LEGAL VALIDITY

This Agreement constitutes its legal, valid, binding and enforceable obligation of the Company.

11.5     NON-CONFLICT

The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not:

(a) conflict with any law or regulation, judicial or official order or the Appointment or Appointment Undertaking;

(b)      conflict with its memorandum or articles of association; or

(c) conflict with any document which is binding upon any member of the Group or any asset of any member of the Group (other than a financing agreement to which the Target or any Subsidiary of the Target is a party, the Borrowing in respect of which is refinanced prior to 20th March 1999).

11.6     NO DEFAULT

No Event of Default or Default is outstanding or will result from the Loan.

11.7     AUTHORISATIONS

All authorisations required of the Company by the laws of England or the terms of the Appointment or Appointment Undertaking in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement have been obtained or effected (as appropriate) and are in full force and effect.

11.8     ACCOUNTS.

(a) In the case of the Company, the pro forma unaudited consolidated accounts of the Group dated September 30, 1998;

         (i) have been prepared in accordance with Applicable Accounting Principles; and

         (ii) fairly represent the consolidated financial condition of the Group as at the date to which they were drawn up.

(b) In the case of the Target, its audited consolidated accounts for fiscal year 1998:

         (i) have been prepared in accordance with Applicable Accounting Principles; and

         (ii) fairly represent its consolidated financial condition as at the date to which they were drawn up.

(c) Since the dates of the accounts described in subparagraphs (a) and (b) above, through the date hereof, there has been no material adverse change in the consolidated financial position or consolidated results of operations of the Company or the Target.

11.9     LITIGATION

No litigation, arbitration or administrative proceedings involving the Company are current or, to its knowledge, pending or threatened:

(a) to restrain the entry into, exercise of any of its rights, and/or performance or enforcement of or compliance with any of its obligations, hereunder; or

(b)      which have a Material Adverse Effect.

11.10    ENVIRONMENTAL MATTERS

(a) Each member of the Group has obtained all material Environmental Licences required for the carrying on of its business as then conducted and is in compliance in all material respects with:

         (i)      the terms and conditions of those Environmental Licences; and

         (ii)     all other applicable Environmental Law,

         which, in each case, if not obtained or complied with, has a Material Adverse Effect and there are, to its knowledge, no circumstances which may materially prevent or interfere with such compliance in the future.

(b) So far as the Company is aware, no Dangerous Substance has been used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted at, on, from or under any site or premises (whether or not owned, leased, occupied or controlled by any member of the Group and including any offsite waste management or disposal location utilised by any member of the Group) in circumstances where this has a Material Adverse Effect.

(c) So far as the Company is aware, there is no Environmental Claim (whether in respect of any site previously or currently owned or occupied by any member of the Group or otherwise) pending or threatened, and there are no past or present acts, omissions, events or circumstances that would be likely to form the basis of any Environmental Claim (whether in respect of any site previously or currently owned or occupied by any member of the Group or otherwise), against it which, in each case, is reasonably likely to be determined against it and which, if so determined, has a Material Adverse Effect.

11.11    ASSETS

The Company is the legal and/or beneficial owner of all its assets free from any Security Interests (other than any Security Interests permitted under the (pound)736,000,000 Credit Facility, any Successor Agreement, or Clause 17.9 (Negative pledge) of the (pound)736,000,000 Credit Facility.

11.12    NO COMMITMENT

As of the date hereof, the Company does not have any material Financial Indebtedness other than those arising under the (pound)736,000,000 Credit Facility, a subordinated loan by Azurix Ltd. (formerly named Enron Water Ltd.), a private limited company organized under the laws of the Cayman Islands, in the original principal amount of (pound)954,000,000; those certain loan notes ranking pari passu with the Loan, issued to certain former shareholders of the Target, in the aggregate principal amount of approximately (pound)70,000,000; the short-term, unsecured credit facility ranking pari passu with the Loan, from Enron in the original principal amount of (pound)72,000,000; this Agreement; the Offer; any Offer Costs arising in respect of the Appointment or any Appointment Undertaking; and intercompany loans from Enron not exceeding (pound)12 million.

11.13    APPOINTMENT

(a)      The Appointment is in full force and effect.

(b) There exist no material breaches of the terms of the Appointment or Appointment Undertakings.

(c) There are no circumstances in existence which would entitle the Director or the Secretary of State to seek to revoke the Appointment.

11.14    PAYMENT OF TAXES

The Company has paid all taxes, assessments and other governmental charges imposed on it that have become due and payable.

11.15    INVESTMENT COMPANY ACT OF 1940

Neither the Company, nor any of its Subsidiaries, is an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended.

11.16    TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

The representations and warranties set out in this Clause 11 (Representations and warranties) are made by the Company, unless it is expressly provided to the contrary, on the date of this Agreement.

11.17    QUALIFICATIONS TO REPRESENTATIONS

(a) The representations and warranties contained in Clauses 11.4 (Legal validity) and 11.7 (Authorisations) shall (where applicable) be subject, as to matters of law only, to the qualifications in any legal opinions delivered in connection with this Agreement.

(b) The Company shall promptly disclose to the Lender if any representation and warranty to be made under this Clause 11 (Representations and warranties) ceases to be correct as at the date it is be made. Any misrepresentation which has arisen or which may arise and which has been disclosed to the Lender may be waived only by a written instrument executed by the Lender expressly setting forth such waiver.

12.      UNDERTAKINGS

12.1     DURATION

The undertakings in this Clause 12 (Undertakings) remain in force from the date of this Agreement for so long as any amount in respect of principal or interest payable under this Agreement is outstanding.

12.2     FINANCIAL INFORMATION

The Company shall supply to the Lender:

(a) as soon as the same are available (and in any event within 120 days of the end of each of its financial years):

         (i) the audited consolidated accounts of the Group for that financial year; and

         (ii) the audited consolidated accounts of the Target and its Subsidiaries for that financial year;

(b) as soon as the same are available (and in any event within 60 days of the end of the first half-year of each of its financial years and within 45 days of the end of each quarter of each of its financial years):

         (i) the unaudited consolidated accounts of the Group for that half-year or that quarter, as the case may be; and

         (ii) the unaudited consolidated accounts of the Target and its Subsidiaries for that half-year or that quarter, as the case may be.

(c)      (i)      together with the accounts specified in paragraph (a)(i)
                  above, a certificate signed by its auditors setting out in reasonable detail computations establishing compliance or non-compliance with Clause 12.13 (Financial covenants) as at the date to which those accounts were drawn-up; and

         (ii) together with the accounts specified in paragraph (b)(i) above, a certificate signed by two of its senior authorised officers on its behalf setting out in reasonable detail computations establishing compliance or non-compliance with Clause 12.13 (Financial covenants) as at the date to which those accounts were drawn-up; and

(d) within five (5) Business Days of them being delivered to the Director under Part F of Schedule 2 of the Appointment, the accounting statements delivered to the Director by the Appointment Holder.

12.3     INFORMATION - MISCELLANEOUS

The Borrower shall promptly supply to the Lender such information in the possession or control of any member of the Group regarding its financial condition and operations as the Lender may reasonably request and which the Company is able to provide without breaching any legal obligation or regulation.

12.4     NOTIFICATION OF DEFAULT

The Company shall notify the Lender of any outstanding Default (and the steps, if any, being taken to remedy it) promptly (and in any event within five days) upon an executive officer of the Company becoming aware of its occurrence.

12.5     ACCOUNTING MATTERS

(a) If, at any time after the date of this Agreement, any material change is made to the Applicable Accounting Principles, the Company shall notify the Lender of the change and, in the absence of any agreement between the Company and the Lender to the contrary, the Company shall ensure that the Auditors provide a description of the change and the adjustments which would be required to be made to the latest accounts or financial statements so that those accounts or financial statements reflect the Applicable Accounting Principles, and any reference to any financial statements or accounts delivered under this Agreement shall be construed as a reference to those accounts or financial statements as adjusted to reflect the Applicable Accounting Principles.

(b) The Company will ensure that each set of financial information to be delivered by it to the Lender under the terms hereof is prepared and audited (in the case of annual financial statements) in accordance with Applicable Accounting Principles, with reconciliation to U.S. generally accepted accounting principles and practices, consistent with the principles and practices applied in the preparation of the audited annual consolidated financial statements of Azurix Corp., a Delaware corporation, and the indirect parent of the Company.

12.6     AUTHORISATIONS

The Company shall promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under or for the validity or enforceability of this Agreement.

12.7     PARI PASSU RANKING

The Company shall procure that its payment obligations hereunder do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for obligations which are mandatorily preferred by law applying to companies generally.

12.8     DISPOSALS

The Company shall not sell, transfer or otherwise dispose of or cease to exercise control over any of the Shares in the Target acquired by it.

12.9     CHANGE OF BUSINESS

The Company shall procure that no substantial change is made to the general nature or scope of the business of the Company or the Group from that carried on at the date of this Agreement or those which are usual for water and sewerage companies in the United Kingdom as at the date of this Agreement. An extension into ancillary businesses does not constitute a change in the general nature or scope of the business of the Company or the Group for the purposes of this Clause.

12.10    DISTRIBUTIONS

The Company shall not declare, recommend, make or pay any dividend, distribution or payment (including by way of redemption, repurchase, defeasance, retirement, return or repayment) to any of its shareholders or make any payment (including by way of redemption, repurchase, defeasance, retirement, return or repayment and including the payment of interest) in respect of any Subordinated Debt unless no Default is then outstanding or will result from the relevant dividend, distribution or payment.

12.11    CONSTITUTIONAL DOCUMENTS

The Company will not, and the Company will procure that no other member of the Group will, without the prior consent of the Lender or as required by law, amend or seek or agree to amend or replace the memorandum or articles of association or other constitutional documents or by-laws of any member of the Group in any way which would be likely materially and adversely to affect the interests of the Lender hereunder.

12.12    COMPLIANCE WITH LAWS

The Company shall, and the Company will procure that each other member of the Group will, comply in all material respects with all applicable laws and regulations, whether domestic or foreign, having jurisdiction over it or any of its assets, failure to comply with which has a Material Adverse Effect.

12.13    FINANCIAL COVENANTS

(a)      In this Clause 12.13:

"ADJUSTED CAPITAL AND RESERVES"

means the amount (including any share premium) for the time being paid up or credited as paid up on the issued share capital of the Company, adjusted as follows:

         (i)      plus the outstanding amount of any Subordinated Debt;

         (ii) plus the amount standing to the credit (or, as the case may be, minus the amount standing to the debit) of the capital and revenue reserves of the Group;

         (iii) plus any amount standing to the credit or minus any amount standing to the debit of the consolidated profit and loss account of the Group;

         (iv) minus any distribution declared or made by the Company or any of its Subsidiaries (other than to another member of the Group) out of profits included within reserves to the extent that those reserves have not already been reduced on account of it;

         (v) minus amounts attributable to the interests (if any) of outside holders of issued share capital in any member of the Group other than the Company itself;

and, for the purposes of the foregoing:

                  (A) no item shall be effectively deducted or added more than once, all items shall be calculated on a consolidated basis and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified in this definition) in accordance with the Applicable Accounting Principles; and

                  (B) where the calculation is being made as at the end of any Accounting Period it shall be determined from the balance sheet forming part of the relevant quarterly or annual accounts for that Accounting Period.

"CAPITALISATION RATIO"

means, at any time, the ratio of Consolidated Total Borrowings to the aggregate of Consolidated Total Borrowings and Adjusted Capital and Reserves, expressed as a percentage.

"CONSOLIDATED EBITDA"

for any period comprising an annual Accounting Period of the Company or consecutive quarterly Accounting Periods of the Company (taken together as one period) means the profit of the Group for such period:

         (i) before deducting all depreciation and other amortisation (including, without limitation, amortisation of goodwill arising from and upon the acquisition of the Shares and amortisation of Offer Costs in accordance with Financial Reporting Standard 4 issued by the Accounting Standards Board);

         (ii) before taking into account all Extraordinary Items (whether positive or negative) but after taking into account all Exceptional Items (whether positive or negative);

         (iii)    before deducting tax;

         (iv) before taking into account Consolidated Net Interest Payable for such period;

         (v)      before deducting any Offer Costs; and

         (vi) after deducting any gain, or adding any loss, to book value arising in favour of the Group on the sale, lease or other disposal of any asset (other than on the sale of trading stock) during such period and deducting any gain, or adding any loss, arising on revaluation of any asset during such period, in each case to the extent that it would otherwise be taken into account, whether as an Exceptional Item or otherwise, and, for the purposes of the foregoing, no item shall be effectively deducted or credited more than once in this calculation, all items shall be determined on a consolidated basis and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified in this definition) in accordance with the Applicable Accounting Principles and as determined from the consolidated accounts of the Group for that annual Accounting Period or for the relevant Accounting Periods falling within that period.

"CONSOLIDATED NET INTEREST PAYABLE"

means Consolidated Total Interest Payable less any interest or amounts in the nature of interest receivable during the relevant annual Accounting Period of the Company or consecutive quarterly Accounting Periods of the Company (taken together as one period), determined on the same basis and manner as for Consolidated Total Interest Payable.

"CONSOLIDATED TOTAL BORROWINGS"

at any time means the aggregate at that time of the Borrowings of the members of the Group from sources external to the Group plus (to the extent not otherwise included) the amount of any actual or contingent liability of any member of the
Group:

         (i) for Borrowings at that time of any person in which any member of the Group has an ownership interest; or

         (ii) to provide funds by loan, subscription for share capital or otherwise to any person in which any member of the Group has an ownership interest;

calculated on a consolidated basis and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified herein and/or in the definition of Borrowings in this Clause) in accordance with the Applicable Accounting Principles and, where the calculation is being made as at the end of any Accounting Period for which a consolidated balance sheet of the Group has been delivered to the Lender, as shown in that balance sheet.

"CONSOLIDATED TOTAL INTEREST PAYABLE"

for any period comprising an annual Accounting Period of the Company or consecutive quarterly Accounting Periods of the Company (taken together as one period) means the interest (and all amounts required by the Applicable Accounting Principles to be accounted for as interest) accrued on Borrowings of the Group and any Subordinated Debt during such period as an obligation of any member or members of the Group (whether or not paid or capitalised during or deferred for payment after such period) adjusted to take account of any amount constituting interest receivable by any members of the Group under interest rate and/or currency hedging agreements or instruments under which all parties are in compliance with their payment and other material obligations, all determined on a consolidated basis and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified in this definition) in accordance with the Applicable Accounting

Principles and as shown in the consolidated accounts of the Group for such annual Accounting Period or for the Accounting Periods falling within such period.

"EXCEPTIONAL ITEMS"

has the meaning given to it in Financial Reporting Standard 3 issued by the Accounting Standards Board (as in force at the date of this Agreement), but shall exclude any items falling within the definition of Extraordinary Items.

"EXTRAORDINARY ITEMS"

has the meaning given to it in Financial Reporting Standard 3 issued by the Accounting Standards Board (as in force at the date of this Agreement) but in addition shall include those items listed in paragraph 20 thereof.


(b)      (i)      All the terms used in paragraph (a) above are to be
                  calculated in accordance with the Applicable Accounting
                  Principles.

         (ii) If there is a dispute as to any interpretation of or computation for paragraph (a) above, the interpretation or computation of the Auditors prevails.

(c)      The Company shall procure that:

         (i) as of each date on which it is tested under paragraph (d) below, the ratio of Consolidated EBITDA to Consolidated Net Interest Payable is no less than 1.75:1; and

         (ii) the Capitalisation Ratio shall not, as of each date on which it is tested under paragraph (e) below, exceed 60 percent.

(d)       (i)     The first test of the covenant set out in paragraph (c)(i)
                  above shall be made in respect of the period beginning on the date the Target becomes a member of the Group and ending on the 31st December 1998;

         (ii)     the next three tests of the covenant set out in paragraph
                  (c)(i) above shall be made on a cumulative basis as of the expiry of each subsequent quarterly Accounting Period; and

         (iii) each test of the covenant set out in paragraph (c)(i) above thereafter shall be made on a quarterly basis and in respect of the four consecutive quarterly Accounting Periods ending on the expiry of the relevant quarterly Accounting Period.

(e) The first test of the covenant set out in paragraph (c)(ii) above shall be made on the 31st December 1998 and each test thereafter shall be made on a quarterly basis and in respect of the annual Accounting Period ending on the expiry of the relevant quarterly Accounting Period.

13.      DEFAULT

13.1     EVENTS OF DEFAULT

Each of the events set out in Clauses 13.2 (Non-payment of principal) to 13.15 (Expropriation) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Lender or any other person).

13.2     NON-PAYMENT OF PRINCIPAL

The Company does not pay on the due date any amount of principal payable by it to the Lender hereunder at the place at and in the currency in which it is expressed to be payable and (if caused by technical or administrative error) such non-payment continues unremedied for 3 Business Days from the receipt by the Company of notice of non-payment from the Lender.

13.3     BREACH OF OTHER OBLIGATIONS

The Company fails to comply with any other undertaking hereunder (other than the failure to pay interest) and such failure continues unremedied for 30 days from the earlier of the Company becoming aware of such failure and receipt by the Company of notice of such non-compliance from the Lender.

13.4     MISREPRESENTATION

A representation, warranty or statement made in this Agreement is incorrect in any material respect when made or deemed to be made by reference to the facts and circumstances then subsisting and, if the circumstances causing the misrepresentation are capable of remedy within that period, that misrepresentation is not remedied within 28 days of the earlier of the Company becoming aware of the misrepresentation and receipt by the Company of notice from the Lender requiring remedy.

13.5     CROSS ACCELERATION WITH THE (pound)736,000,000 CREDIT FACILITY

The indebtedness under the (pound)736,000,000 Credit Facility or under any Successor Agreement becomes prematurely due and payable as a result of an event of default under the document relating to such indebtedness.

13.6     INSOLVENCY

(a) The Company or a Material Subsidiary is, or is deemed for the purposes of any law (but for this purpose Section 123(1)(a) of the Insolvency Act 1986 will take effect as if for "(pound)750" there was substituted "(pound)5,000,000") to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

(b) the Company or a Material Subsidiary suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of all or any class of its indebtedness; or

(c) the Company or a Material Subsidiary by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of all or any class of its indebtedness.

13.7     INSOLVENCY PROCEEDINGS

(a) Any step (including petition, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of the Company or a Material Subsidiary; or

(b) a meeting of the Company or a Material Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding-up or its administration or any such resolution is passed; or

(c) any person presents a petition for the winding-up or for the administration of the Company or a Material Subsidiary, and, in the case of a petition for winding-up presented by any person other than the Company or the relevant Material Subsidiary, it is not withdrawn, discharged or stayed within 21 days; or

(d) any order is made for the winding-up or administration of the Company or a Material Subsidiary; or

(e) any other step (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of the Company or a Material Subsidiary or any other insolvency proceedings involving the Company or a Material Subsidiary, and, in the case of any such step taken by any person other than the Company or the relevant Material Subsidiary, it is not withdrawn, discharged or stayed within 21 days, except for any which arises from a Permitted Transaction.

13.8     APPOINTMENT OF RECEIVERS AND MANAGERS

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of the Company or a Material Subsidiary or any part of its assets, otherwise than in connection with a Permitted Transaction; or

(b) the directors of the Company or a Material Subsidiary request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like, otherwise than in connection with a Permitted Transaction; or

(c) any other step is taken to enforce any Security Interest over any part of the assets of the Company or a Material Subsidiary and is not withdrawn, discharged or stayed within 21 days.

13.9     ANALOGOUS PROCEEDINGS

There occurs, in relation to the Company or Material Subsidiary, any event which in the opinion of the Lender, appears to correspond with any of those mentioned in Clause 13.7 (Insolvency proceedings) or Clause 13.8 (Appointment of receivers and managers).

13.10    CESSATION OF BUSINESS

The Company or a Material Subsidiary ceases to carry on all or a substantial part of its business, other than in connection with a Permitted Transaction.

13.11    UNLAWFULNESS

It is or becomes unlawful for the Company to perform any of its material obligations hereunder.

13.12    APPOINTMENT

(a) The Appointment is revoked or surrendered or ceases to be held by the Target or a wholly-owned Subsidiary of the Target or the Company, other than in circumstances which permit the Target or one of its wholly-owned Subsidiaries to carry on the water and sewerage business of the Appointment Holder substantially as envisaged at the date of this Agreement without the Appointment as a result of any change in the Act, or

(b) the Appointment or the rights and/or the obligations of the Appointment Holder under the Appointment is materially modified in any manner which, in the reasonable opinion of the Lender, has a Material Adverse Effect; or

(c) any person other than the Target or one of its wholly-owned Subsidiaries is authorised to be a water undertaker and/or sewerage undertaker under the Act in the area covered by the Appointment at the date of the Agreement in circumstances where this has a Material Adverse Effect.

13.13    COMPLIANCE WITH THE ACT

(a)      An order is made in respect of the Appointment Holder pursuant to
         Section 24 of the Act; or

(b)      (i)      any final enforcement order is made; or

         (ii) any provisional enforcement order is confirmed with respect to the Company or the Appointment Holder under the Act

         (other than where the Company demonstrates to the reasonable satisfaction of the Lender that the order is being contested in good faith by the Appointment Holder pursuant to Section 21 of the Act), and, in each case, in circumstances which have a material Adverse Effect.

13.14    AMENDMENTS TO THE ACT

Any step is taken to reduce or qualify the obligations of the Secretary of State or the Director insofar as they affect the creditors of the Appointment Holder and/or the creditworthiness of the Appointment Holder in circumstances which have a Material Adverse Effect.

13.15    EXPROPRIATION

The authority or ability of the Company or the Target or the Appointment Holder to conduct its business is wholly or substantially curtailed by any expropriation or renationalisation by or on behalf of any governmental authority.

13.16    ACCELERATION

(a) Subject to Clause 13.16(b), the Lender shall have the right, by notice to the Company at least three (3) Business Days following the occurrence of an Event of Default to demand that all or part of the Loan, together with accrued interest, and all other amounts accrued under this Agreement be immediately paid, whereupon they shall become immediately due and payable.

(b) If, during the three (3) Business Day period following occurrence of an Event of Default, the Lender receives an Acceptable Offer, the Lender shall be obligated to accept such offer and shall not demand payment under Clause 13.16(a), unless the assignment pursuant to the Acceptable Offer is not timely consummated in accordance with its terms. If an Acceptable Offer and the assignment pursuant thereto are timely made and consummated in accordance with the terms of such Acceptable Offer, then all of Clauses 11 (Representation and warranties), 12 (Undertakings), and 13 (Default) (other than Clauses 13.2 (Non-payment of principal), 13.6 (Insolvency) through 13.9 (Analogous proceedings) and 13.6 (Acceleration)) shall be deemed deleted from this Agreement. If an Acceptable Offer and the assignment pursuant thereto are not timely made and consummated in accordance with the terms of such Acceptable Offer, the Lender shall be entitled to demand payment of the Loan pursuant to Clause 13.16(a).

14.      EXPENSES

14.1     INITIAL AND SPECIAL COSTS

The Company shall promptly on demand pay to the Lender the amount of all reasonable costs and expenses (including legal fees and any related irrecoverable value added tax) reasonably incurred by it in connection with any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of the Company and relating to this Agreement.

14.2     ENFORCEMENT COSTS

The Company shall forthwith on demand pay to the Lender the amount of all reasonable costs and expenses (including, without limitation, legal fees and any related irrevocable value added tax) incurred by it in connection with the enforcement of, or the preservation of any rights, under this Agreement.

15.      STAMP DUTIES

The Company shall pay and forthwith on demand indemnify the Lender against any liability it incurs in respect of any stamp, registration and similar tax or duty which is or becomes payable in connection with the entry into, performance or enforcement of this Agreement.

16.      INDEMNITIES

16.1     CURRENCY INDEMNITY

(a) If the Lender receives an amount in respect of the Company's liability hereunder in, or if that liability is converted into a claim, proof, judgement or order in, a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable hereunder:

         (i) the Company shall indemnify the Lender as an independent obligation against any loss or liability arising out of or as a result of the conversion;

         (ii) if the amount received by the Lender, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, the Company concerned shall forthwith on demand pay to the Lender an amount in the contractual currency equal to the deficit; and

         (iii) the Company shall pay to the Lender on demand any exchange costs and taxes payable in connection with any such conversion.

(b) The Company waives any right it may have in any jurisdiction to pay any amount hereunder in a currency other than that in which it is expressed to be payable.

16.2     OTHER INDEMNITIES

The Company agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Lender and each of its Permitted Assignees, and each of the directors, officers, employees and agents of any of them from and against any and all claims, damages, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel and claims, damages, liabilities and expenses relating to environmental matters) for which any of them may become liable or which may be incurred by or asserted against the Lender or such Permitted Assignee or the director, officer, employee or agent of any of them in each case in connection with or arising out of or by reason of any investigation, litigation, or proceeding, arising out of, relating to or in connection with this Agreement or any transaction in which any proceeds of all or any part of the Loan are applied (expressly including any such claim, damage, liability or expense attributable to the ordinary, sole or contributory negligence of such indemnified party, but excluding any such claim, damage, liability or expense attributable to the gross negligence or willful misconduct of such indemnified party). It is the intent of the parties hereto that the Lender and each of its Permitted Assignees and the directors, officers, employees and agents of any of them, shall, to the extent provided in this Clause 16.2, (Other indemnities) be indemnified for their own ordinary, sole or contributory negligence.

17.      CHANGES TO THE PARTIES

17.1     TRANSFERS BY THE COMPANY

The Company may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

17.2     TRANSFERS BY THE LENDER

The Company hereby expressly acknowledges and consents to the assignment by Bristol of its rights under this Agreement to Marlin and the assignment by Marlin of its rights under this Agreement to the Marlin Indenture Trustee pursuant to the Deeds of Assignment, and acknowledges and consents to the pledge by Bristol of its rights hereunder to Marlin pursuant to the Bristol Water Security Agreement, dated as of the date hereof between Bristol and Marlin and the pledge by Marlin of certain of its rights hereunder to the Marlin Indenture Trustee (together with Marlin, "Permitted Assignees") as contemplated in the Indenture. All references to the "Lender" hereunder shall be deemed to include such Permitted Assignees so long as the Deeds of Assignment and the Indenture are in effect.

17.3     INCREASED COSTS, ETC.

If:

(a) the Lender assigns, transfers or novates any of its rights and/or obligations hereunder without the prior consent of the Company; and

(b) as a result of circumstances existing at the date the assignment, transfer, novation or change occurs, the Company would be obliged to make a payment to the transferee under Clause 9 (Taxes)

then, notwithstanding the provisions of Clause 9 (Taxes), the transferee is only entitled to receive payment under those Clauses from the Company to the same extent as the transferor would have been if the assignment, transfer, novation or change had not occurred.

18.      DISCLOSURE OF INFORMATION

(a)      Bristol may disclose to any Permitted Assignee:

         (i)      a copy of this Agreement; and

         (ii) any information which Bristol has acquired under or in connection herewith,

so long as such Permitted Assignee agrees not to disclose such information to any person, other than (i) the holders of the Marlin Senior Notes requesting such information, in the case of the Marlin Indenture Trustee, and (ii) the holders of the Marlin Certificates requesting such information, in the case of Marlin, in each case, upon prior receipt by such Permitted Assignee of a confidentiality agreement executed by the holder of the Marlin Senior Note or Marlin Certificate requesting such information, in the form attached as Schedule I hereto.

19.      SEVERABILITY

If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b) the legality, validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

20.      COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

21.      NOTICES

21.1     GIVING OF NOTICES.

Except as otherwise expressly provided herein in any particular case, all notices, approvals, consents, requests and other communications hereunder shall be in writing and shall, if addressed as provided in Clause 21.2 (Addresses for notices), be deemed to have been given, (i) when delivered by hand, (ii) one Business Day after being sent by a private nationally or internationally recognized overnight courier service, or (iii) when sent by telecopy, if immediately after transmission the sender's facsimile machine records in writing the correct answer back. However, a notice given in accordance with the above but received on a day that is not a Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place.

21.2     ADDRESSES FOR NOTICES

The address, telex number and facsimile number of each Party for all notices under or in connection herewith are:

         (i) that notified by that Party for this purpose to the other Party on or before it becomes a Party; or

         (ii) any other notified by that Party for this purpose to the other Party by not less than five Business Days' notice.

21.3     FACSIMILE NOTICES

Each Party shall indemnify the other Party against any loss or liability which such other Party incurs as a result of such other Party accepting and/or acting upon any notices hereunder received by such other Party from the first Party by facsimile and which may not have been incurred if, at the time of receipt, such other Party had been given the notice other than by facsimile.

22.      GOVERNING LAW

This Agreement is governed by English law.

23.      LIMITATION OF LIABILITY

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Trustee, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of Bristol or Marlin, as Lender or a Permitted Assignee, is made and intended not as representations, undertakings and agreements by Wilmington Trust Company, personally or individually, but is made and intended for the purpose of binding only Marlin or Bristol, as the case may be, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of Bristol or Marlin, as Lender or a Permitted Assignee, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Bristol or Marlin, as Lender or a Permitted Assignee, under this Agreement or any other related documents.

         The Parties hereto have caused this Agreement to be executed as a deed as of the day and year first above written.


Executed as a deed by
AZURIX EUROPE LTD. ACTING BY

/s/ JAMES V. DERRICK, JR.
------------------------------------------
Printed Name:  James V. Derrick, Jr.
Title:  Director

AND

/s/ RODNEY L. GRAY
------------------------------------------
Printed Name:  Rodney L. Gray
Title:  Director


ACTING UNDER THE AUTHORITY OF
THAT COMPANY IN THE PRESENCE OF:

Witness
Signature: /s/ DEBORAH KORKMAS
------------------------------------------
Printed Name:  Deborah Korkmas
Address:  6450 Olympia Drive
          Houston, TX  77057












                             [SIGNATURE PAGE 1 OF 2]

      AMENDED AND RESTATED AGREEMENT (POUND)73M CREDIT FACILITY FOR AZURIX
                      EUROPE LTD. AND BRISTOL WATER Trust

Executed as a deed by
BRISTOL WATER TRUST

By:      Wilmington Trust Company,
         not in its individual capacity,
         but solely as trustee,

acting by:

/s/ James P. Lawler
------------------------------------------
Printed Name:  James P. Lawler
Title:  Vice President

AND

------------------------------------------

------------------------------------------
Printed Name

------------------------------------------
Title


ACTING UNDER THE AUTHORITY OF THAT
COMPANY IN THE PRESENCE OF:

Witness
Signature:
           -------------------------------
Printed
Name:
           -------------------------------

Address:
           -------------------------------






                             [SIGNATURE PAGE 2 OF 2]

      AMENDED AND RESTATED AGREEMENT (POUND)73M CREDIT FACILITY FOR AZURIX
                      EUROPE LTD. AND BRISTOL WATER Trust